UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2014

REAL ESTATE CONTACTS, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54845	59-3800845
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8955 U.S. Highway 301 N., No. 192 Parrish, Florida	16105
(address of principal executive offices)	(zip code)

(724) 656-8886
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4—Matters Related to Accountants and Financial Statements.

Item 4.01. Changes in Registrant’s Certifying Accountant

(1)

Previous Independent Auditor:

a.

On July 9, 2014, the Company was informed that our registered independent public accountant, DKM Certified Public Accountants, of Clearwater Florida (“DKM”) declined to stand for re-appointment.

b.

DKM had audited the year ending December 31, 2013 and reviewed the financial statements of the quarterly periods March 31, 2013 through March 31, 2014.  The financial statements for the years ended December 31, 2012 were audited by others.  The years ending December 31, 2013 and December 31, 2012 reports contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that each report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.  An 8K was filed for item 4.01 February 2013, in regards to our previous auditor.

c.

Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the audit firm, commencing February 2013, including its review of financial statements of the quarterly periods March 31, 2013 through March 31, 2014, including the annual statement for December 31, 2013, there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements. Through the interim period July 9, 2014 (the date of decline to stand for re-appointment of the former accountant), there have been no disagreements with DKM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of DKM would have caused them to make reference thereto in their report on the financial statements.

d.

We have authorized DKM to respond fully to the inquiries of the successor accountant

e.

During the years ended December 31, 2013 and the interim period through July 9, 2014, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.

The Company provided a copy of the foregoing disclosures to DKM prior to the date of the filing of this Report and requested that DKM furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2)

New Independent Auditor:

a.

On July 9, 2014, the Company engaged D’Arelli Pruzansky, P.A. (“DP”) of Boca Raton, FL, as its new registered independent public accountant. During the year ended December 31, 2013 and prior to July 9, 2014 (the date of the new engagement), we did not consult with DP regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by RC, in either case where  written or oral advice provided by DP would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Section 5—Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 9, 2014, the Board of Directors approved increasing the authorized capital of the Company from Fifty Million (50,000,000) Shares to Three Hundred Fifty Million (350,000,000) shares; only the common stock will increase. The effective date of the amendment is July 10, 2014.

Accordingly, on July 10, 2014, the total authorized capital of the Company will be comprised of Three Hundred Forty Nine Million Nine Hundred Thousand (349,900,000) shares of common stock, par value $0.00001 per share; Ten Thousand (10,000) shares of Preferred Stock, Series A, par value $0.0001 per share; and Ninety Thousand (90,000) shares of Preferred Stock, Series B, par value $0.001 per share.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
3.1f	Articles of Amendment to Articles of Incorporation, dated July 9, 2014, effective July 10, 2014
16.1	Letter from DKMM Certified Public Accountants, dated July 14, 2014, regarding Change in Certifying Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE CONTACTS, INC..

Dated: July 15, 2014	/s/ Robert DeAngelis
Robert DeAngelis
Chief Executive Officer

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